AGREEMENT


THIS AGREEMENT (the "Agreement") is made and entered into as of the 13th day of March, 2000, by and among ITES - Imaging Technologies Enterprise Systems Ltd., an Israeli company ("ITES"), Net2Wireless Corporation, a Delaware corporation ("NET2"), and Partner Communications Company Ltd., an Israeli company ("Partner").

WHEREAS, ITES has entered into a Memorandum of Understanding, dated October
6, 1999, with Partner (including its Exhibits, the "MOU"), relating, among other things, to the proposed evaluation by Partner of a system developed by ITES delivering over wireless multi media streaming video of (i) real time view of streaming video (public TV channels, video broadcast from private sources), (ii) recorded time streaming video for later playback, and/or (iii) view of pre-recorded media clips (movie trailers and music video clips), all as described in the attached Exhibit A (the "Video Platform"); and

WHEREAS, on December 15, 1999, ITES sold, transferred and assigned to NET2 and its wholly-owned subsidiary substantially all of the assets of its wireless business, including but not limited to all of ITES' rights and interests under all contracts and commitments entered into by ITES and all liabilities and obligations of ITES pertaining to such contracts and commitments (the "Transfer"); and

WHEREAS, as part of the Transfer, ITES has assigned to NET2 all of ITES' rights and obligations under the MOU; and

WHEREAS, on December 8, 1999, NET2 has entered into a loan and option agreement (the "Loan and Option Agreement") with Sensar Corporation ("Sensar"), relating, among other things, to an option granted to Sensar to call for a merger of Sensar and NET2; and

WHEREAS, Partner desires to purchase the Video Platform from NET2; and

WHEREAS,     the  parties  hereto  desire  to  amend the terms of their previous understandings and to set forth herein the agreements reached in connection therewith.

NOW, THEREFORE, in consideration of their mutual representations and obligations, the parties hereto have hereby agreed as follows:

1.     THE PILOT

1.1 NET2 declares that as of the date hereof, NET2 has completed the first stage of development of the Video Platform and that the Video Platform has been installed at Partner's site. NET2 and Partner shall jointly conduct certain tests (including alpha tests) as agreed upon between NET2 and Partner, which tests are expected to be completed within 30 days from the date hereof.

<PAGE 1>

1.2     Within  5 business days following completion of the tests referred to in
Section 1.1 above in accordance with the specifications agreed to by Partner and NET2, Partner shall deliver a notice of acceptance of the alpha test stage and the commencement of the pilot of the Video Platform (the "Pilot") to NET2. Following delivery of such notice of acceptance, NET2 shall commence the Pilot at one of Partner's sites in accordance with the specifications set forth in Exhibit A. The Pilot shall continue for a period of no longer than 6 months (the "Pilot Period"), during which Pilot Period, Partner shall complete its technology due diligence applicable to its proposed engagement with NET2. Within 5 business days following the completion of the Pilot in accordance with the specifications set forth in Exhibit A and any reasonably necessary developments of the Video Platform, Partner shall submit a final notice of acceptance of the Video Platform to NET2. During the Pilot Period, Partner shall assist NET2 in adjusting the Video Platform to the Orange systems. For the removal of doubt it is hereby clarified that the Pilot shall be conducted at NET2's sole costs and expenses.

1.3 During the period of three (3) years from the date hereof (the "Right of First Offer Period"), Partner shall have the right of first offer (the "Right of First Offer") with respect to any other activity of NET2 (i.e., the development by NET2 of any new technology, service, product, platform or application) relating to the cellular communication business, in each case, other than with respect to the Video Platform (the "New Product") in accordance with the following provisions:

1.3.1     In  the  event  that NET2 shall develop or offer to the market any New
Product, it shall deliver a written notice thereof to Partner (the "Right of First Offer Notice"), which Right of First Offer Notice shall describe the New Product (including all information which is reasonably necessary for determination whether or not to exercise the right hereunder) and NET2's price list for such New Product. Partner shall notify NET2, during a period of 30 days from delivery of the Right of First Offer Notice (the "Exercise Period") whether or not it shall have elected to exercise the Right of First Offer and to beta test the New Product.

1.3.2 In the event that Partner shall have notified NET2 during the Exercise Period that it shall have elected not to purchase the New Product, or in the event that Partner shall not have responded to the Right of First Offer Notice within the Exercise Period, NET2 shall be free to offer and sell the New Product to any other cellular communication company without any restrictions, provided, however, that any sale of the New Product to any other cellular communication company in Israel consummated within a period of five (5) months following the expiration of the Exercise Period shall be at a price per New Product and on such other terms and conditions not more favorable to such other party than that offered by NET2 to Partner in the Right of First Offer Notice, subject to any discounts which may be offered to such other companies due to the volume of the purchase transaction in accordance with NET2's then price list, provided, further, however, and without derogating from Partner's rights for remedies of such breach, that if NET2 shall have sold the New Product to any other cellular communication company in Israel during such 5-month period at a price per New Product or at such other terms and conditions more favorable to such other cellular communications company and Partner shall have subsequently elected to purchase the New Product, NET2 shall offer the New Product to Partner at the same price and other terms and conditions offered to the other cellular communication company.

<PAGE 2>

Any purchase by Partner of the New Product at any time following such 5-month period, shall be at the most favorable price offered by NET2 to any other cellular communications company in Israel in a purchase transaction, subject to differences and/or adjustments resulting from volume discounts.

1.3.3 (a) In the event Partner shall have notified NET2 within the Exercise Period of its election to exercise the Right of First Offer and to beta test the New Product, NET2 shall make available to Partner, for no consideration, the hardware and software necessary for the conduct of the beta test with no more than 30 ports, which hardware and software shall be returned to NET2 by Partner promptly upon the expiration of the beta test period. In the event that Partner shall have elected to purchase the New Product for launching purposes, Partner shall be obligated to purchase such New Product for the support of at least 60,000 subscribers (the "Minimum Number of Subscribers") and NET2 shall provide Partner free of charge with the software required to perform the launching of the New Product for the support of 50,000 subscribers out of the Minimum Number of Subscribers. Partner shall be obligated to pay any of NET2's direct costs for any hardware supplied by NET2 to Partner for the launching and/or commercialization of the New Product for the support of the Minimum Number of Subscribers plus any costs and expenses (including cost of any additional software and hardware) required for the support of any number of subscribers in excess of the 50,000 subscribers out of the Minimum Number of Subscribers at a price to be agreed upon between NET2 and Partner.
Notwithstanding anything contained herein to the contrary, Partner shall be entitled to purchase any hardware necessary for the provision of the Video Platform's services from any other suppliers, provided, however, that any such purchase shall be in accordance with NET2's then technology requirements and specifications submitted to Partner in writing upon Partner's request, provided, further, however, that in the event of any purchase of hardware by Partner in violation of this Section 1.3.3, NET2 shall not be responsible for any hardware or software errors or malfunctions which shall be corrected at NET2's then price list.

(b) In the event that Partner shall have purchased the New Product within the expiration of five (5) months from delivery of notice of acceptance test by Partner of the New Product in accordance with Section 1.3.4 herein, and NET2 shall have during an additional period of three (3) months following such 5-month period, sold the New Product to any other cellular communication company in Israel at a price per New Product lower than the price at which the New Product was sold to Partner (subject to differences and/or adjustments resulting from volume discounts), Partner shall be entitled to a refund in an amount equal to the difference between Partner's price and such other lower price.

1.3.4 Notwithstanding anything contained herein to the contrary, NET2 shall be entitled to offer any New Product to any other cellular communication companies, to enter into a purchase agreement relating to the New Product with any such other cellular communication companies and to conduct beta testing of the New Product at any such other cellular communication companies' sites concurrently with the conduct of the beta testing of the New Product at Partner's site (if Partner shall have elected to conduct a beta testing of such New Product), provided, however, that (i) any such other beta test at any such other cellular communication company shall involve the use of no more than 30 ports which shall enable the support of services to no more than 100 subscribers, and (ii) the closing of any such purchase agreement for the sale of the New Product with any such other cellular communication companies shall not take place before the expiration of five months from delivery of notice of acceptance test by Partner of the New Product in accordance with the terms of the beta test agreement with Partner relating to such New Product, provided, further, however, that Partner shall have completed the beta test of the New Product during a period of 4 months and has delivered the notice of acceptance thereof within 7 business days thereafter.

<PAGE 3>

1.3.5     Notwithstanding  anything contained in this Agreement to the contrary,
(i) the Right of First Offer granted to Partner under this Section 1.3 (and under Section 2.8 below) shall not apply with respect to any offer and/or sale of the New Product to the market outside Israel or to any other cellular communications company outside of Israel provided, however, that any such sale shall not have resulted in a violation of Partner's Right of First Offer in Israel, and (ii) in the event that the Purchase Agreement (as defined in Section 2 below) shall not be consummated within 90 days from the date hereof (or, in the event that a matter in dispute in connection therewith has been referred to the Arbitrator as defined in and in accordance with Section 6.2 hereof, within any extended period as required by the Arbitrator to reach a decision), the Right of First Offer granted to Partner hereunder shall terminate and be of no further force and effect.

2.     THE PURCHASE AGREEMENT

As soon as practicable following the date hereof, but in any event no later than within 90 days from the date hereof (or, in the event that a matter in dispute in connection therewith has been referred to the Arbitrator in accordance with
Section 6.2 hereof, within any extended period as required by the Arbitrator to reach a decision), NET2 and Partner shall enter into a purchase agreement regarding the purchase of the Video Platform by Partner (the "Purchase Agreement"). The Purchase Agreement shall include, among other things, the following terms and provisions:

2.1 NET2 shall provide Partner with the Video Platform supporting the provision of services to at least the Minimum Number of Subscribers (i.e., 60,000 subscribers). Any software necessary for the support of the Video Platform's services to 50,000 subscribers out of the Minimum Number of Subscribers shall be provided by NET2 free of charge. Any hardware necessary for the support of the Video Platform's services to the Minimum Number of Subscribers or to any additional subscribers in excess of the Minimum Number of Subscribers and any software necessary for the support of the Video Platform's services to any additional subscribers in excess of 50,000 subscribers out of the Minimum Number of Subscribers shall be paid by Partner in accordance with the prices to be agreed upon between Partner and NET2, provided, however, that NET2 shall be responsible for the necessary integration of such software with Partner's facilities for no additional consideration. Notwithstanding anything contained herein to the contrary, Partner shall be entitled to purchase any hardware necessary for the provision of the Video Platform's services from any other suppliers provided, however, that any such purchase shall be in accordance with NET2's then technologies requirements and specifications as shall be submitted to Partner in writing upon Partner's request, provided, further, however, that in the event of any purchase of hardware by Partner in violation of this Section 2.1, NET2 shall not be responsible for any hardware or software errors or malfunctions which shall be corrected at NET2's then price list.

<PAGE 4>

2.2 Partner shall distribute the Video Platform's services to its subscribers in Israel at its sole expense and discretion.

2.3 NET2 shall provide maintenance services to Partner with respect to the Video Platform in accordance with a maintenance agreement to be entered into by NET2 and Partner upon the execution of the Purchase Agreement (the "Maintenance Agreement"). The maintenance fee shall be in accordance with Partner's then price list for the maintenance of like systems. The Maintenance Agreement shall include an undertaking by NET2 for the provision and installation at Partner's site of new updates to the Video Platform software.

2.4 Partner and NET2 shall cooperate in the development of new applications of the Video Platform.

2.5 Partner shall assist NET2 and, following the Merger (as hereinafter defined), the Surviving Entity (as hereinafter defined), to introduce the Video Platform to additional Orange and GSM operators in accordance with the provisions of this Section 2.5. Such assistance shall include, in both cases, the introduction of the Video Platform to other Orange and GSM operators in conventions, trade show exhibits and such other appropriate forums in which Partner shall participate and be permitted to introduce the Video Platform and/or the use of Partner as a reference site for such other operators
(including the presentation of the Video Platform at Partner's site to such Orange and GSM operators), provided, however, that in the case of the GSM operators (other than the Orange operators), NET2 shall have requested Partner in writing to furnish such assistance. In the event of any sale of the Video Platform to any other Orange operator in the world (even if such sale shall have been conducted without Partner's assistance), and in the event of any sale of the Video Platform to any other GSM operator (only in the case that such sale shall have been conducted with Partner's assistance in accordance with NET2's prior written request as set forth in this Section 2.5), Partner shall be entitled to receive a commission fee equal to 15% of the revenues of NET2 from any such sale (including the sale of any services in connection therewith) (the "Fee"). For the removal of doubt it is hereby clarified that any sale of the Video Platform to GSM operators (other than Orange operators) which shall have been consummated by NET2 without the assistance of Partner as provided in this
Section 2.5, or any sale of any other activity of NET2 or any other technology, service or product or new platform or application of NET2 (other than the Video Platform) to any Orange or other GSM operators, shall not entitle Partner to the Fee or to any other consideration.

2.6 Partner shall be entitled to all revenues resulting from the provision of the Video Platform's services to its subscribers in Israel.

<PAGE 5>

2.7 During a period of two (2) years commencing on the date of consummation of the Purchase Agreement, NET2 shall not be entitled, directly or indirectly, to enter into any agreements with any other cellular communication companies in Israel with respect to the Video Platform. For the purposes of this Section 2.7, an indirect engagement shall also include an engagement with an entity which is not in itself a cellular communication company but which is affiliated with or otherwise has business relationships with a cellular communication company in Israel which may interfere with Partner's right to exclusivity hereunder. In the application of the provisions of this Section 2.7, the parties shall comply with the Restrictive Trade Practices Law of 1988 and if necessary, will apply for the approval of this agreement by the Commissioner of Restrictive Trade Practice under the Restrictive Trade Practices Law of 1988. Notwithstanding anything contained herein to the contrary, in the event that Partner shall not have launched the Video Platform within a period of 3 months from the execution of the Purchase Agreement, NET2 shall be entitled to offer and sell the Video Platform to any other cellular communication companies and the restrictions on sale by NET2 provided for in this Section 2.7 shall not apply.

2.8 During the Right of First Offer Period, Partner shall have the right of first offer with respect to any New Product developed by NET2 in accordance with the provisions of Section 1.3 above.

2.9 NET2 warrants to Partner that the Video Platform will operate substantially in accordance with its specifications.

3     THE OPTION

3.1 In order to induce Partner to conduct the Pilot contemplated hereunder but without derogating from any of Partner's rights hereunder, Partner is hereby granted an option (the "Option") to purchase up to an aggregate of 2,777,778 shares of Common Stock (the "Option Shares") of NET2 (constituting 10% of the issued and outstanding share capital of the surviving entity (the "Surviving Entity") of the merger (the "Merger") contemplated by the Loan and Option Agreement, calculated as of the date hereof on a fully diluted basis after giving effect to the conversion into equity of all outstanding debt and assuming 8,000,000 issued and outstanding shares of Sensar but before giving effect to
(i) options to purchase an aggregate of 11,000,000 shares of Common Stock of NET2 or the Surviving Entity, in accordance with a list previously furnished to Partner; and (ii) any issuances of new securities of NET2 and/or the Surviving Entity following the date hereof which shall dilute all shareholders of NET2 or the Surviving Entity, on a pro rata basis and (iii) any issuances of shares upon exercise of options to be granted to employees of the Surviving Entity or NET2 following the Merger or the initial public offering of NET2's securities (the "IPO"), as applicable for an aggregate purchase price of up to $5,555,556 (Five Million Five Hundred Fifty Five Thousand Five Hundred Fifty Six) (i.e., at an exercise price of $2.00 per share) (subject to adjustment as set forth in Sections 3.1.3 or 3.1.6 hereof) (the "Exercise Price") in accordance with the following terms and conditions:

<PAGE 6>

3.1.1 The Option shall be exercisable in whole or in part from time to time during the period commencing on the date hereof and ending at the later of (i) October 6, 2000, or (ii) two (2) months from the consummation of the Merger (the "Option Exercise Period"). The Option Shares issuable upon exercise of the Option will be free and clear of any liens, charges, encumbrances or any other third party's rights. In the event of exercise in part, the provisions of this
Section 3 shall apply mutatis mutandis to the Options Shares not so exercised.

3.1.2 Partner shall have the right, during the period commencing 90 days following the later of (i) the exercise of the Option or (ii) the consummation of the Merger to one (1) demand registration (underwritten, if Partner so request) and unlimited piggyback registrations (subject to underwriter's cut backs), exercisable only in accordance with customary terms and provisions (including customary rights and restrictions) of a registration rights agreement to be entered into between NET2 and Partner as soon as practicable following the date hereof, but in any event not later than within 90 days from the date hereof (or, in the event that a matter in dispute in connection therewith has been referred to the Arbitrator in accordance with Section 6.2 hereof, within any extended period as required by the Arbitrator to reach a decision) (the "Registration Rights Agreement"). In the event that Partner shall request NET2 to effect a registration statement covering the Option Shares under the Securities Act of 1933, as amended (the "Act"), in accordance with the Registration Rights Agreement, and NET2 shall determine that it would be seriously detrimental to NET2 and its stockholders for such registration to be effected at such time requested by Partner, NET2 shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of Partner. In the event that Partner shall request the Company to effect the demand registration pursuant to the Registration Rights Agreement and such registration shall be subsequently withdrawn at the request of Partner, such registration shall count towards the one demand registration to which Partner shall be entitled pursuant to the Registration Rights Agreement, provided, however, that if Partner at its sole discretion shall elect to bear all of the registration expenses of such registration, such registration shall not be counted as a demand registration under the Registration Rights Agreement. The registration rights granted to Partner hereby will also be subject to such additional terms and conditions as are customary, including cross indemnification and reporting obligations under the US securities laws. In the event that any of NET2's stockholders existing as of the date hereof shall be granted registration rights with respect to the shares owned by it on the date hereof that are superior to Partner's registration rights set forth herein, Partner shall be entitled to such superior registration rights. In the event that NET2 shall effect a registration under the Act covering the shares held on the date hereof by any of its stockholders existing as of the date hereof, then Partner shall have the right to request NET2 to include in such registration any Option Shares underlying the Option (on a pro rata basis among all shares of the other stockholders included in such registration) only if and to the extent that Partner shall have exercised the Option with respect to such Option Shares prior to the time of such registration in accordance with the terms of the Option hereof, provided, however, that if such registration shall be underwritten, the inclusion of any of Partner's Option Shares therein shall be subject to and conditional upon Partner's agreement to be bound by the terms and conditions of such underwriting, including lock-up and cut-back provisions to the extent applicable to all other holders of Common Stock of NET2 whose shares have been included in such registration.

<PAGE 7>

3.1.3 In the event NET2 and, following the Merger, the Surviving Entity, shall at any time change, by subdivision (split) or combination or by the distribution of bonus shares, the number of shares of Common Stock then outstanding into a different number of shares, then thereafter the number of Option Shares issuable upon exercise of the Option and the Exercise Price therefore shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Option Shares by reason of such change.

3.1.4 In the event that Partner shall desire to exercise the Option in whole or in part during the Option Exercise Period, Partner shall deliver a written notice of exercise to NET2 or the Surviving Entity, as the case may be, which notice shall state the number of Option Shares for which the Option is being exercised, accompanied by payment in cash of the Exercise Price for the number of Option Shares being exercised. Payment of the Exercise Price shall be made in US Dollars.

3.1.5 In the event that the Merger shall not be consummated, the terms of the Option will be changed, so that, following such change, Partner shall have an option to purchase at the Exercise Price (i.e., at an aggregate amount of $5,555,556) 1,777,778 shares of Common Stock of NET2 (constituting 10% of the issued and outstanding share capital of NET2, calculated as of the date hereof on a fully diluted basis after giving effect to the conversion into equity of all outstanding debt but before giving effect to the options to purchase an aggregate of 11,000,000 shares of Common Stock of NET2 in accordance with a list previously furnished to Partner), subject to Section 3.1.10.

3.1.6 In the event that the listed price per share in any stock exchange of the Surviving Entity immediately following the Merger shall reflect a company's valuation (before giving effect to the exercise of the Option) of less than $50,000,000 (Fifty Million United States Dollars) or in any other event (including in connection with the consummation of the Merger) pursuant to which the valuation of the Surviving Entity immediately following the Merger (before giving effect to the exercise of the Option) shall be less than $50,000,000 (Fifty Million United States Dollars), the Exercise Price to be paid by Partner shall be adjusted by the ratio between $50,000,000 and the actual pre-money valuation (prior to Partner's investment) of the Surviving Entity at such time.

3.1.7 NET2 undertakes that in the event the Merger shall be consummated, NET2 shall cause the Surviving Entity to assume all of the obligations of NET2 to Partner under this Agreement, including without limitations, all of its obligations under Section 3 of this Agreement relating to the Option (including without limitation, the number of Option Shares underlying the Option, the Exercise Price and the other terms and conditions of the Option). In addition, upon execution of this Agreement, NET2 shall deliver to Partner a letter agreement executed by Sensar in the form attached hereto as Exhibit B, pursuant to which Sensar shall undertake to cause the Surviving Entity of the Merger to assume all of the obligations of NET2 to Partner hereunder (including all of its obligations with respect to the Option).

<PAGE 8>

3.1.8 Notwithstanding the foregoing, NET2 undertakes that in the event of any transfer of all or substantially all of NET2's technology to any other entity (the "Transferee") prior to the Merger or to any other merger of NET2 with or into another corporation, such transfer of technology shall be subject to the Transferee's agreement to assume all of the obligations of NET2 with respect to the Option (with the necessary adjustments) so that after such transfer, Partner shall have the option to purchase for the aggregate Exercise Price the kind and number of the shares of the Transferee to which Partner would have been entitled if it held the Option Shares issuable upon exercise of the Option immediately prior to such transfer.

3.1.9 From and after the date on which Partner shall have exercised the Option until the earlier of (i) the consummation of the Merger, or (ii) the IPO, NET2 shall furnish to Partner (x) within 90 days from the end of each fiscal year, audited consolidated financial statements of NET2 and its subsidiaries for the fiscal year then ended, prepared in accordance with United States Generally accepted accounting principals ("US GAAP"), (y) within 45 days after the end of each quarterly accounting period in each fiscal year (other than the last quarterly accounting period in each fiscal year), consolidated financial statements of the Company and its subsidiaries, unaudited but prepared in accordance with US GAAP, and (z) such other information as shall be reasonably necessary for Partner to comply with its obligations as a public company, the disclosure of which shall not adversely affect NET2's business.

3.1.10 In the event that prior to the consummation of the earlier of (i) the Merger or (ii) the IPO, NET2 shall issue new securities to any Interested Party (as such term is defined in the Companies Law, 1999) of NET2 at a price per share lower than the fair market value of the shares, Partner shall be entitled to participate in such offering and to purchase for cash, at the same price per share and on such other terms offered to the Interested Party, a number of such securities so that, after giving effect to such issuance, Partner will continue to maintain the same proportionate equity ownership in NET2 held by it immediately prior to the issuance of such new securities. Notwithstanding the foregoing, Partner's right hereunder shall not apply to the issuance of shares of NET2 (i) upon exercise of options to purchase 11,000,000 shares of Common Stock granted and to be granted pursuant to a list previously provided to Partner, and (ii) upon conversion of any outstanding convertible securities set forth in Schedule 5.1.3.

3.1.11 NET2 and Partner acknowledge that Partner intends to conduct a valuation of NET2 and NET2 hereby agrees to cooperate with Partner in such process and to disclose to Partner prior to the consummation of the Merger such documents and information as shall be reasonably necessary for the performance of the aforesaid evaluation.

3.1.12 In the event that, immediately prior to the Merger, the number of issued and outstanding shares of Sensar (including all outstanding options) shall be in excess of 8,000,000 shares ("Sensar Shares"), the number of Options Shares issuable upon exercise of the Option will be increased by an amount equal to 10% of the difference between the number of the issued and outstanding shares of Sensar at such time (including the number of any outstanding options) and the Sensar Shares.

<PAGE 9>

4.     CONFIDENTIALITY, NON COMPETE AND CONFLICT OF INTERESTS

Concurrently with the execution of this Agreement, Partner and NET2 shall execute and deliver a Confidentiality and Non-Disclosure Agreement in the form attached hereto as Exhibit C. In addition, NET2 and Partner hereby agree as follows:

4.1 The parties shall not use, disclose or otherwise transfer to any third party any "Confidential Information" belonging to the other party hereto without the prior written consent of such other party. As used in this Agreement, the term "Confidential Information" shall have the meaning ascribed to it in Exhibit C.

4.2 Each of NET2 and Partner undertakes to cause each of their employees who shall have access to the Confidential Information of the other party, to execute and deliver a confidentiality and non disclosure agreement with similar terms to the obligations of the parties hereto.

4.3 Partner hereby agrees and acknowledges that NET2 and/or its subsidiaries own and retain all rights, title, and interest in and to the Video Platform, regardless of the form or media in or on which the original or other copies may subsequently exist including, without limitation, (a) all inventions and know-how (whether patentable or unpatentable and whether or not reduced to practice), all improvements or modifications thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, logos, trade names, internet domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (c) all copyrightable works, all copyrights, and all applications registrations and renewals in connection therewith, (d) all computer software and programs (including data and related documentation), and (e) all copies and tangible embodiments thereof (in whatever form or medium) (collectively, the "Intellectual Property"). Partner further agrees and acknowledge that nothing in this Agreement shall be construed as granting to Partner a right or license by implication or otherwise with respect to the Intellectual Property.

4.4 Partner hereby agrees that each subscriber introduced to the Video Platform (the "User(s)") shall be required, prior to downloading the Video Platform software, to acknowledge by means of a single click, the terms of a reasonably acceptable license governing the use of the Video Platform. If the parties cannot agree on the terms of the license, such dispute shall be referred to the Arbitrator in accordance with Section 6.2 hereof."

4.5 Without derogating from the provisions of Section 2.7 hereof, during the period commencing on October 6, 1999 and ending on the date of consummation of the Purchase Agreement, NET2 shall not be entitled to enter into, directly or indirectly, any agreement with any other cellular communication company in Israel with respect to the sale of the Video Platform, provided, however, that if the Purchase Agreement shall not have been consummated within 90 days from the date hereof (or, in the event that a matter in dispute in connection therewith has been referred to the Arbitrator in accordance with Section 6.2 hereof, within any extended period as required by the Arbitrator to reach a decision), this Section 4.5 shall terminate and be of no further force and effect.

<PAGE 10>

5.     REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5.1 Representations and Warranties of NET2. NET2 hereby represents and warrants to Partner as follows:

5.1.1 Organization and Good Standing. NET2 is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to own its properties and carry on its business as now conducted. Copies of NET2's Certificate of Incorporation and Bylaws, as amended to date, are attached hereto as Exhibits D and E, respectively.

5.1.2 Execution of Agreement; Validity. The execution and delivery by NET2 of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of NET2 and will not violate the Certificate of Incorporation or Bylaws of NET2, or any provision of agreement or other instrument to which NET2 is a party or conflict with, result in a breach of or constitute a default under any such agreement or instrument. This Agreement has been duly executed and delivered by NET2 and (assuming valid execution and delivery thereof by the other parties hereto) constitutes legal, valid and binding obligation of NET2, enforceable against it in accordance with its terms.

5.1.3 Capitalization. The authorized share capital of NET2 as of the date hereof consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, 12,480,482 shares of Common Stock have been issued and outstanding and no shares of Preferred Stock have been issued. As of the date hereof, except as set forth in Schedule 5.1.3, there is no existing option, warrant, call, commitment or any other agreement, instrument or document which requires, and there are no convertible or exchangeable securities outstanding which upon conversion or exchange would require, the issuance of any additional shares or other securities convertible or exchangeable for shares or other equity securities of NET2.

5.2 Representations and Warranties of Partner. Partner hereby represents and warrants to NET2 and ITES as follows:

5.2.1 Organization and Good Standing. Partner is a corporation duly organized and validly existing under the laws of the State of Israel and has full corporate power and authority to own its properties and carry on its business as now conducted.

5.2.2 Execution of Agreement; Validity. The execution and delivery by Partner of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Partner and will not violate the Memorandum of Association or Articles of Association of Partner, or any provision of agreement or other instrument (including Partner's license) to which Partner is a party or conflict with, result in a breach of or constitute a default under any such agreement or instrument. This Agreement has been duly executed and delivered by Partner and (assuming valid execution and delivery thereof by the other parties hereto) constitutes legal, valid and binding obligation of Partner, enforceable against it in accordance with its terms.

<PAGE 11>

5.2.3 Partner is an "accredited investor" within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

5.3 Representations and Warranties of ITES. ITES hereby represents and warrants to Partner as follows:

5.3.1 Organization and Good Standing. ITES is a corporation duly organized and validly existing under the laws of the State of Israel and has full corporate power and authority to own its properties and carry on its business as now conducted.

5.3.2 Execution of Agreement; Validity. The execution and delivery by ITES of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of ITES and will not violate the Memorandum of Association or Articles of Association of ITES, or any provision of agreement or other instrument to which ITES is a party or conflict with, result in a breach of or constitute a default under any such agreement or instrument. This Agreement has been duly executed and delivered by ITES and (assuming valid execution and delivery thereof by the other parties hereto) constitutes legal, valid and binding obligation of ITES, enforceable against it in accordance with its terms.

6.     MISCELLANEOUS

6.1 Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, material shortages or rationing, riots, acts of war, governmental regulations, or communications or utility failures.

6.2 Any dispute or claim arising under or with respect to this Agreement or the Purchase Agreement (including any disputes arising in connection with the Purchase Agreement prior to the execution thereof by NET2 and Partner) will be referred for resolution (the "Reference") by (i) Guri Meltzer, acting as sole arbitrator, or in the event that he is unable to serve as an arbitrator, by (ii) any other arbitrator appointed by mutual agreement of NET2 and Partner, or in the event that such person is unable to serve as an arbitrator, then (iii) by that person to be appointed by the Chairman of the Israel Accounting Association (the "Arbitrator"). The appointment of the Arbitrator pursuant to clause (ii) or
(iii) herein shall be made within not more than 14 days of the Reference. In the event of any disagreements between NET2 and Partner relating to the Purchase Agreement prior to execution thereof, the Arbitrator shall have 30 days to resolve such matters. The Arbitrator shall be required to give reasons for his decision or award and said decision or award shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction in Israel.

<PAGE 12>

6.3 NET2 and Partner shall act as independent contractors and Partner shall have no employer's obligations towards NET2 or its representatives or employees.

6.4 The engagement between Partner and NET2 is subject to the terms of Partner's license.

6.5 This Agreement shall be governed by and construed in accordance with, the laws of the state of Israel.

6.6 NET2 undertakes that the project shall comply with year 2000 capabilities and that any software incorporated into the Video Platform shall have year 2000 capabilities.

6.7 Each party shall be responsible to pay any and all taxes imposed on it in connection with this Agreement.

6.8 The Purchase Agreement shall be subject to the approvals of the required corporate bodies of Partner and NET2. In the event that any of such approvals has not been obtained for any reason whatsoever, NET2 and Partner shall refer the matter to the Arbitrator, whose decision shall be final and binding upon NET2 and Partner.

6.9 Effective as of the date hereof, the Memorandum of Understanding, dated October 6, 1999, between ITES and Partner shall terminate and be of no further force and effect.

6.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

6.11 No assignment of the rights and obligations of the parties hereunder shall be permitted except (i) in the case of Partner, to a company controlled by Partner, provided, however, that until the earlier of the consummation of the Merger or the expiration of six (6) months from the date hereof, such company shall be wholly-owned by Partner, except for any options which may be granted to such company's employees, and (ii) in the case of NET2, to any other company subject to such other company's agreement in writing to assume all of the obligations of NET2 to Partner under this Agreement. Without derogating from the foregoing, (A) Partner shall not be entitled to assign any of its rights or obligations hereunder to any other company which competes directly with NET2's wireless business and (B) NET2 shall not be entitled to assign any of its rights and obligations hereunder to any other Israeli company which competes directly with Partner's cellular business in Israel. For the avoidance of any doubt, activities of a controlled company to which Partner has assigned its rights and obligations in accordance with the terms hereof, relating to investments in and cooperation with other companies, shall not be considered direct competition with NET2's wireless business. As used herein, the term "controlled by" shall have a meaning correlative to the meaning of "control" as defined hereinafter. The term "control" with respect to any company shall mean the holding of shares in excess of 50% of the voting securities of such company or the power to elect the majority of the directors and management of such company.

<PAGE 13>

6.12 Except for Section 3 hereunder and except where the context specifically requires otherwise, as used in this Agreement, the term NET2 shall mean (i) prior to the consummation of the Merger, NET2 and (ii) following the consummation of the Merger, the Surviving Entity. The foregoing shall not derogate from the obligations of the Surviving Entity under Section 3 hereof.

6.13 For purposes of this Agreement, the term "cellular" shall include MIRS or other similar systems operating in Israel.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date set first above:

ITES  -  Imaging Technologies               Net2Wireless Corporation
Enterprises Systems Ltd.

By:  /s/                                    By:  /s/
Name:                                       Name:
Title:                                      Title:


Partner Communications Company Ltd.

By:  /s/
Name:
Title:
<PAGE 14>